Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: secretaryofstate.biz

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Deer Bay Resources Inc.

2. Resident Agent             Empire Stock Transfer Inc.
   Name and Street            Name
   Address:
  (must Street be a           7251 West Lake Mead Boulevard Suite 300    Las Vegas    NEVADA         89128
   Nevada address where          Address                                   City                     Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75,000,000      Par value: $0.001       without par value:
   authorized
   to issue)

                              1. Leah Finke
4. Names & Addresses,            Name
   of Board of                   7251 West Lake Mead Boulevard Suite 300    Las Vegas    NV            89128
   Directors/Trustees:           Street Address                            City          State       Zip Code
   (attach additional page
   if there is more than 3    2.
   directors/trustees            Name

                                 Street Address                            City          State       Zip Code

                              3.
                                 Name

                                 Street Address                            City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)          All legal purposes

6. Names, Address             Leah Finke                                              /s/ Leah Finke
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    7251 West Lake Mead Boulevard Suite 300    Las Vegas    NV         89128
   if there is more than 1    Address                                      City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Leah Finke                                                   8/25/2004
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

                            ARTICLES OF INCORPORATION
                                       OF
                             DEER BAY RESOURCES INC.

FIRST. The name of the corporation is Deer Bay Resources Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Boulevard Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within Or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of & directors shall not be reduced to fewer than one (1). The first Board of Directors shall be (3) in number and the name and post office address of these Directors are:

     Name:    Leah Finke
     Address: 7251 W. Lake Mead Blvd Suite 300 Las Vegas, NV 89128

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the incorporator signing the Articles of Incorporation is as follows:

     Name:    Empire Stock Transfer Inc.
     Address: 7251 West Lake Mead. Boulevard Suite 300
              Las Vegas, Nevada 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Boulevard Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH.   The  Board  of  Directors  shall  adopt  the  initial  By-laws  of  the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVEN. No Director or Officer of the corporation shall be personally liable, to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions, which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of Director or Officer of the corporation for acts or omissions prior to such repeal or modification

TWELVETH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these, Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this August 25, 2004.



                                 /s/ Leah Finke
                          ----------------------------
                                   Leah Finke
                                  Incorporator